UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 5, 2018 (October 4, 2018)

Celanese Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd., Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 4, 2018, the Board of Directors (the “Board”) of Celanese Corporation (the “Company”) increased the size of the Board from eight to nine members and elected Kim K. W. Rucker a member of the Board, effective October 5, 2018, to fill the vacancy. There are no arrangements or understandings between Ms. Rucker and any other person pursuant to which she was elected as director.

Consistent with the compensation provided to all non-management directors, Ms. Rucker will receive an annual director retainer fee of $105,000 in cash and $150,000 in time-vesting restricted stock units, to be pro-rated accordingly from the effective date of her election. The initial restricted stock units will vest in full on April 20, 2019. In addition, in accordance with Company policy, Ms. Rucker will be reimbursed for actual expenses incurred on behalf of the Company.

Ms. Rucker has been elected to serve on the Board until the Company's 2019 Annual Meeting of Stockholders to be held on or about April 18, 2019 at which time she will be a nominee for election by the Company's stockholders. Initially, Ms. Rucker will serve as a member of the Audit Committee and the Environmental, Health, Safety, Quality and Public Policy Committee.

A copy of the press release announcing Ms. Rucker’s election is filed hereto as Exhibits 99.1 and incorporated by this reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number
Description

99.1	Press Release dated October 4, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date:	October 5, 2018

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